EXHIBIT 5

         To the knowledge of Joe Y. Shapira and based on documents publicly filed by Great Hill, the following is information pertaining to the name, address and principal occupation/business of Great Hill: Great Hill Investors, LLC, a Massachusetts limited liability company ("GHI"); (ii) Great Hill Equity Partners II Limited Partnership, a Delaware limited partnership ("GHEP"); (iii) Great Hill Affiliate Partners II, L.P., a Delaware limited partnership ("GHAP," and together GHI and GHEP, the "Funds"); (iv) Great Hill Partners GP II, LLC, a Massachusetts limited liability company ("GHP," and together with the Funds, the "Great Hill Entities"); (v) Stephen F. Gormley ("Gormley"); (vi) Christopher S. Gaffney ("Gaffney"); and John G. Hayes ("Hayes", together with Gormley and Gaffney, the "Controlling Persons"). Each Controlling Person is a citizen of the United States. Each of GHAP, GHI and GHEP is an investment fund, principally engaged in the business of making private equity and other investments. GHP is principally engaged in the business of acting as general partner or other authorized person of, investment funds engaged in private equity and other investments. GHP is the sole general partner of GHEP and GHAP. The Controlling Persons are the managers of GHP and GHI and the principal occupation of the Controlling Person is to act as the manager of GHI and GHP. The principal business office of Great Hill, GHP and the Controlling Persons is c/o Great Hill Partners, One Liberty Square, Boston, Massachusetts 02109.

         To the knowledge of Mr. Shapira and based on documents filed by the other Group Members, Carmel is a citizen of Israel, his principal occupation is private investor. The business address of Carmel is 269 South Beverly Drive, #1031, Beverly Hills, CA 90212.

          To the knowledge of Mr. Shapira and based on documents filed by the other Group Members, the name, address and principal business or occupation of the officers, directors, partners and/or controlling person(s) of the Criterion Entities, in each case, as applicable, are as follows: Criterion Capital Partners, L.P. ("CCP") is a California limited partnership whose principal business is that of a private investment partnership. Criterion Institutional Partners, L.P. ("CIP") is a California limited partnership, whose principal business is that of a private investment partnership. Criterion Capital Partners, Ltd. ("CCPL") is a Cayman Islands exempted company whose principal business is that of a private investment partnership. Criterion Capital Management, LLC ("CCM") is a California limited liability company whose principal business is that of an investment adviser. CCM is the investment adviser of CCPL, CCP and CIP. The sole manager and controlling member of CCM is Christopher H. Lord ("Lord"), whose principal occupation is serving as the sole manager and controlling person of CCM. The business address of CCP, CIP, CCM and Lord is 435 Pacific Avenue, 5th Floor, San Francisco, CA 94133. The business address of CCPL is c/o Walkers SPV Limited, P.O. Box 908 GT, Walker House, George Town, Grand Cayman, Cayman Islands, BWI. Lord is a citizen of the United States of America.

          To the knowledge of Mr. Shapira and based on documents filed by the other Group Members, the name, address and principal business or occupation of the officers, directors, partners and/or controlling person(s) of the Tiger Global Entities, in each case, as applicable, are as follows: Tiger Global II, L.P. ("TGII") is a Delaware limited partnership whose principal business is that of a private investment fund. Tiger Global, L.P. ("TGLP") is a Delaware limited partnership, whose principal business is that of a private investment fund. Tiger Global, Ltd. ("TGLTD") is a Cayman Islands exempted company whose principal business is that of a private investment fund. Tiger Global Management, L.L.C. ("TGM"), is a Delaware limited liability company whose principal business is serving as the management company to TGLP and TGII and the investment manager to TGLTD. Tiger Global Performance, L.L.C. ("TGP") is a Delaware limited liability company whose principal business is that of an investment manager. TGP is the sole general partner of TGLP and TGII. Charles P. Coleman III ("Coleman") is the sole managing member of TGM, TGP and TGII. Coleman's principal occupation is serving as the sole managing member of TGM, TGP and TGII. The business address of TGII, TGLP, TGM and TGP is 101 Park Avenue, 48th Floor, New York, NY 10178. The business address of TGLTD is c/o Citco Fund Services (Cayman Islands) Limited, Regatta Office Park, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands, BWI. Coleman is a citizen of the United States of America.